                                                                   Exhibit 23.3

                                   20th Floor, Standard Chartered Bank Building
                                   4 Des Voeux Road, Central
                                   Hong Kong
LATHAM & WATKINS LLP               Tel: (852) 2522-7886  Fax: (852) 2522-7006
International Law Firm             www.lw.com
[FOREIGN LANGUAGE TEXT]            [FOREIGN LANGUAGE TEXT]

                                   FIRM/AFFILIATE OFFICES
                                   Boston        New Jersey
December 4, 2003                   Brussels      New York
                                   Chicago       Northern Virginia
                                   Frankfurt     Orange County
Ctrip.com International, Ltd       Hamburg       Paris
3F, Building 63-64                 Hong Kong     San Diego
No. 421 Hong Cao Road              London        San Francisco
Shanghai 200233                    Los Angeles   Silicon Valley
People's Republic of China         Milan         Singapore
                                   Moscow        Tokyo
                                                 Washington, D.C.



Ladies and Gentlemen:

         We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus included in the registration statement on Form F-1, originally filed by Ctrip.com International, Ltd. on November 13, 2003, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.


                                       Sincerely yours,

                                       /s/ Latham & Watkins LLP








Resident partners: Joseph A. Bevash (US), John A. Otoshi (US),
                   Mitchell D. Stocks (US), David Zhang (US)